Exhibit 99.1
Report of Independent Registered Public Accounting Firm
The Board of Directors
Parkvale Financial Corporation
We have reviewed the condensed consolidated statement of financial condition of Parkvale Financial Corporation and subsidiaries (the “Company”) as of December 31, 2008, and the related condensed consolidated statement of operations for the three and six month periods ended December 31, 2008 and 2007, and the condensed statements of shareholders’ equity and cash flows for the six months ended December 31, 2008. These interim financial statements are the responsibility of the Company’s management.
We conducted our reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our reviews, we are not aware of any material modifications that should be made to the condensed interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.
We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statement of financial condition of Parkvale Financial Corporation and subsidiaries as of June 30, 2008, and the related consolidated statements of operations, cash flows, and shareholders’ equity for the year then ended (not presented herein); and in our report dated September 4, 2008, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the condensed consolidated statement of financial condition as of June 30, 2008, is fairly stated, in all material respects, in relation to the consolidated statement of financial condition from which it has been derived.
/s/ Parente Randolph, LLC
Pittsburgh, Pennsylvania
February 12, 2009